Exhibit 99.2

Sonus Networks, Inc.

Supplementary  Financial and Operational Data

$(000s)	Q213	Q113	FY12	Q412	Q312	Q212	Q112	FY11	Q411	Q311	Q211	Q111
Revenue
Product	42,939	37,796	153,326	45,809	33,520	32,586	41,411	154,373	47,082	41,892	29,446	35,953
Services	26,254	25,492	100,808	29,327	23,529	25,024	22,928	105,323	27,190	24,461	22,326	31,346
Total Revenue	69,193	63,288	254,134	75,136	57,049	57,610	64,339	259,696	74,272	66,353	51,772	67,299

SBC Revenue
Product	20,449	23,510	67,641	20,573	20,394	13,523	13,151	37,866	17,466	10,398	7,671	2,332
SBC as % Total Product Revenue	48%	62%	44%	45%	61%	41%	32%	25%	37%	25%	26%	6%
Services	8,559	6,465	19,945	5,516	5,051	5,566	3,812	14,110	5,009	3,466	3,145	2,490
SBC Revenue	29,008	29,975	87,586	26,089	25,445	19,089	16,963	51,976	22,475	13,864	10,816	4,822
SBC as % Total Revenue	42%	47%	34%	35%	45%	33%	26%	20%	30%	21%	21%	7%

% of Total Revenue	Q213	Q113	FY12	Q412	Q312	Q212	Q112	FY11	Q411	Q311	Q211	Q111
Revenue
Product	62%	60%	60%	61%	59%	57%	64%	59%	63%	63%	57%	53%
Services	38%	40%	40%	39%	41%	43%	36%	41%	37%	37%	43%	47%

SBC Revenue
Product	70%	78%	77%	79%	80%	71%	78%	73%	78%	75%	71%	48%
Services	30%	22%	23%	21%	20%	29%	22%	27%	22%	25%	29%	52%

Revenue by Geography
Domestic	74%	69%	68%	51%	77%	73%	75%	60%	67%	64%	78%	36%
International	26%	31%	32%	49%	23%	27%	25%	40%	33%	36%	22%	64%

% of Product Revenue	Q213	Q113	FY12		Q412		Q312		Q212		Q112		FY11		Q411		Q311		Q211		Q111
Revenue by Channel
Direct	84%	83%		*		*		*		*		*		*		*		*		*		*
Indirect	16%	17%		*		*		*		*		*		*		*		*		*		*

Operating Statistics	Q213	Q113	FY12		Q412	Q312		Q212		Q112		FY11		Q411		Q311		Q211		Q111
10% Customers
Number of 10% customers	2	2	1		1	1		1		3		2		3		1		2		1
Name of 10% customers	AT&T Verizon	US Gov’t AT&T	AT&T		SoftBank	Level 3		AT&T		AT&T Verizon SoftBank		BTC AT&T		CenturyLink SoftBank Verizon		AT&T		AT&T CenturyLink		BAH Tel

Top 5 Customers as % of Revenue	47%	50%	48%		45%	41%		54%		66%		43%		55%		52%		46%		72%

Number of Total Customers**	539	541			504	403		123		117				115		107		98		103

Number of New Customers**	190	163	230		180	40		6		4		21		12		8		0		1
Number of New Customers** with SBC Content	161	138		*	130		*		*		*		*		*		*		*		*

* Not historically provided.

**Customer Count reflects end customer and excludes customers with maintenance only revenue of less than $5k on a quarterly basis.